UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2017

Community Shores Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-51166	38-3423227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1030 W. Norton Avenue, Muskegon, Michigan		49441
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

An annual meeting of our shareholders was held on May 24, 2017. At the meeting, our shareholders voted on each of the following three matters:

•	election of two class I directors for a three-year term;
•	ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2017; and
•	an advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting.

The final vote results for each of these three matters is set forth below.

The votes cast on the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Gary F. Bogner	3,255,066	43,484	0	630,001
Robert L. Chandonnet	3,295,058	3,492	0	630,001

The votes cast on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2017 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,909,387	18,558	606	0

The votes cast on the advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,250,428	47,416	706	630,001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Shores Bank Corporation

By:	/s/ Tracey A. Welsh
Tracey A. Welsh Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Date: May 24, 2017